  EXHIBIT 99.1

Terra Tech Corp. Announces New Board Member

Tiffany Davis Appointed to Terra Tech’s Board of Directors

IRVINE, CA – April 8, 2021 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced the appointment of Tiffany Davis to its Board of Directors.

Tiffany Davis has over 20 years of experience as a financial professional working as an executive in the cannabis sector and prior to that, in consulting and private equity.  Ms. Davis currently serves as Chief Executive Officer and Chief Financial Officer of Generation Alpha and prior to her appointment as CEO in October 2019, was Generation Alpha’s Chief Operating Officer from February 2018.  From 2016 through 2017, Ms. Davis worked as a senior executive for a US based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries, including developing M&A opportunities, and development of plans for several cannabis start-up ventures.

Beginning in 2012 into 2016 Ms. Davis worked as a Group Vice President for a US based private equity group, performing due diligence tasks resulting in placing hundreds of millions of dollars in equity and debt instruments.  From 2009 to 2011 Ms. Davis was a Manger of Corporate Advisory for Grant Thornton, focusing on accounting and supply chain services during the automotive crisis in the US, specifically on the Chrysler turnaround project. From 2005-2008 Ms. Davis worked for an international technology sector company with $500 million in revenues as a Vice President of Special Projects for an automobile parts sourcing project in India from the company’s headquarters in Chicago, Il.  Ms. Davis received her B.S. from DePaul University in 2002 and an MBA from University of Chicago Graduate School of Business in 2009.

Mr. Knuettel said, “We are extraordinarily pleased to have Tiffany Davis join the Terra Tech Board of Directors. Her experiences both within and outside the cannabis sector in M&A, operations, supply chain management and finance will provide considerable value to our team. Further, her joining is another step in both improving our corporate governance and tightening our operational management and broadens the scope of our board. I am confident that she brings the right perspective to Terra Tech as we continue to rebuild the company and integrate additional businesses to our platform.”

Ms. Davis added, “I am honored to join the board and team at Terra Tech and assist in moving the company forward on its growth trajectory.  They have a very clear strategy, with a dedicated team focused on promulgating the plan and working on behalf of the shareholders.”

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About Terra Tech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada.  In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint venture, Terra Tech operates a cultivation and manufacturing facility.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR Advisors LLC.
Jassad@terratchcorp.com

678-570-6791

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